                                       EXHIBIT 99.1

                                    DISTRIBUTION REPORT
                                           FOR
                       PREFERREDPLUS TRUST CERTIFICATES SERIES GRC-1

                                     DISTRIBUTION DATE
                                      April 15, 2004
                                  CUSIP NUMBER 740434626

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 7.00% Notes due 2038 Goodrich Corporation, a New York corporation, as successor to The B.F. Goodrich Company (the "Underlying Securities"):

                             Interest:                $1,526,000.00
                             Principal:                        0.00
                             Premium:                          0.00

         (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                             Paid by the Trust:               $0.00
                             Paid by the Depositor:       $1,000.00

         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:

                             Interest:                $1,525,781.25
                             Principal:                       $0.00

                             Unpaid Interest Accrued:         $0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                             Principal Amount:         $43,600,000.00
                             Interest Rate:                     7.00%
                             Rating:
                                     Moody's Investor Service            Baa3
                                     Standard & Poor's Rating Service    BBB-

         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                             Class A: ($25 Stated Amount)
                             Initial Principal Balance:     $38,750,000.00
                             Reduction:                                 (0)
                                                            --------------
                             Principal Balance 04/15/04:    $38,750,000.00